Exhibit 15.1

November 23, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Ucommune International Ltd (formerly Orisun Acquisition Corp.)  under Item 16F of its Form 20-F filed on November 23, 2020.  We agree with the statements concerning our Firm in such Form 20-F; we are not in a position to agree or disagree with other statements of Ucommune International Ltd contained therein.

Very truly yours,

/s/ Marcum llp
Marcum llp